UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014
VESTIN FUND III, LLC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51310	87-0693972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

On January 14, 2014, Vestin Fund III, LLC (the “Fund”), made the sixth liquidating distribution to all Fund Members in the aggregate amount of $299,999.51, in accordance with the plan of complete liquidation and dissolution of the Fund, which was approved by a majority of the members at a special meeting held on July 2, 2009.  The amount distributed to each Member of the Fund was calculated based upon the percentage ownership interest of such Member in the Fund.  A copy of the letter sent to Fund Members is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter of Liquidating Distribution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN FUND III, LLC

	By	Vestin Mortgage, LLC., its sole manager

Date: January 15, 2014	By	/s/ Tracee Gress
Tracee Gress
Chief Financial Officer of the Manager

Exhibit 99.1

LETTER OF LIQUIDATING DISTRIBUTION

January 14, 2014
Re: Distribution under Plan of Liquidation
Dear Vestin Fund III Members:

In accordance with the plan of complete liquidation and dissolution (the “Plan”) of Vestin Fund III LLC (the “Fund”), which was approved by a majority of the members at a special meeting held on July 2, 2009, we are continuing an orderly liquidation of our assets. Enclosed is your sixth distribution under the Plan.

This liquidating distribution is made to all Fund Members and is in the aggregate amount of $299,999.51.  The enclosed payment represents your portion of the $299,999.51 and was calculated based upon the units you own, which represents your percentage ownership interest in the Fund.

Future distributions will depend upon when we receive proceeds from our remaining assets.

Current information regarding our assets and financial position may be obtained by reviewing our Form 10K for the year ending December 31, 2012, and the Form 10Q for the quarter ending  September 30, 2013, which are available on our web site at www.vestinmortgage.com.  Just click on the Vestin Fund III link located on the left hand side of the home page and look for SEC filings.

We also currently anticipate that the Schedule Form K-1s for 2013 will be mailed towards the end of March or early April.

Sincerely,

/s/ Michael Shustek

Michael V. Shustek
Chief Executive Officer and Manager
of Vestin Mortgage, LLC., Manager of Vestin Fund III, LLC